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                                                                    EXHIBIT 3.11

                              STATE OF NORTH DAKOTA

                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PORTER BROS. CORPORATION

         The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

                            PORTER BROS. CORPORATION

duly signed and verified pursuant to the North Dakota statutes governing a North Dakota business corporation, have been received in this office and are found to conform to law.

         ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to

                            PORTER BROS. CORPORATION

Dated: May 25, 1995



                                                        Alvin A. Jaeger
                                                        Secretary of State


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                            ARTICLES OF INCORPORATION
                                       OF
                            PORTER BROS. CORPORATION

         The undersigned natural person of the age of eighteen years or more, acting as sole incorporator of Porter Bros. Corporation organized under North Dakota, Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation shall be Porter Bros. Corporation.

                                   ARTICLE II

         The address of the registered office of the corporation is 314 East Thayer Ave., Bismarck, ND 58501, and the name of its registered agent at that address is CT Corporation System.

                                   ARTICLE III

         The aggregate number of shares that the corporation has authority to issue is two hundred thousand (200,000) common shares, no par value.

                                   ARTICLE IV

         The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the corporation.

                                    ARTICLE V

         The name and address of the incorporator, who is a natural person of full age, is:


      NAME                                        ADDRESS
      ----                                        -------
      Michael Prichard                            220 South Sixth Street
                                                  Minneapolis, MN 55402-1698


                                   ARTICLE VI

         An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be

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required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                                   ARTICLE VII

         To the fullest extent permitted by the North Dakota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

Dated this 23rd day of May, 1995.

                                       /s/ Michael Prichard
                                       -----------------------------------------
                                       Michael Prichard, Sole Incorporator





                                    ARTICLES
                                OF INCORPORATION
                            PORTER BROS. CORPORATION

         The undersigned natural person of the age of eighteen years or more, acting as sole incorporator of Porter Bros. Corporation organized under North Dakota Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation shall be Porter Bros. Corporation.

                                   ARTICLE II

         The address of the registered office of the corporation is 314 East Thayer Ave., Bismarck, ND 58501, and the name of its registered agent at that address is CT Corporation System.

                                   ARTICLE III

         The aggregate number of shares that the corporation has authority to issue is two hundred thousand (200,000) common shares, no par value.

                                   ARTICLE IV

         The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the corporation.

                                    ARTICLE V

         The name and address of the incorporator, who is a natural person of full age, is:


       NAME                                           ADDRESS
       ----                                           -------
      Michael Prichard                               220 South Sixth Street
                                                     Minneapolis, MN 55402-1498


                                   ARTICLE VI

         An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                                   ARTICLE VII

         To the fullest extent permitted by the North Dakota Business
Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

Dated this   23rd     day of May, 1995.
           ----------



                                         /s/ Michael Prichard
                                         ---------------------------------------
                                         Michael Prichard, Sole Incorporator


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

                                                                                                            FOR OFFICE
                                                                                                            USE ONLY
                                                                                                            ___________________
                                                                                                            ID #10,566,000
[LOGO]            REGISTERED AGENT/OFFICE
                  STATEMENT OF CHANGE
                                                                                                            File #
                  SECRETARY OF STATE
                  SFN 13019A (4-99)
                                                                                                            WO #966588
                  SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS

1.   FILING FEE:  $20.000  if changing the registered agent                                                 Filed 7/30/2002
     FILING FEE:  $10.00   if changing the address of the registered agent
     NO FEE:      A fee is not required to add or change a post office box or when an address is the result of rezoning or postal reassignment

TYPE OR PRINT LEGIBLY

2.   Name of the organization (corporation, limited liability company, limited liability partnership, or      3.       Federal ID #
     ______ investment trust)
                                                                                                              45-0440850
                            Porter Bros. Corporation

4.   Name of the new registered agent, (or new name of current registered agent)

                            Pringle & Herigstad

5. New address of the registered agent (New address must be agent's physical address, post office box if applicable, city and state, zip + 4 digit extension). The agent's address cannot only be a post office box number.

                            20 First Street SW, 2nd Floor

                            P.O. Box 1000


                            Minot, ND 58702-1000

6.   Change of address is (check one) (see Instruction 6 on reverse)     7.   Does the address in number 5 also serve as the address
     |X| Result of relocation, or appointment of new registered agent         of the principal place of business of the organization
     and address                                                              named in number 2?
     [ ] Result of rezoning or postal reassignment                                         [ ] Yes  |X| No

8. The appointment of a new registered agent can only be authorized by resolution of the governing board. However, the current registered agent of record on file with the Secretary of State is authorized to change its address or its name (see instructions).

     Indicate below how the changes in number 4 and/or 5 were authorized.  (check one)

     |X| a) By resolution duly adopted by the board of directors, the board of governors, the limited liability partnership, or real estate investment trust, OR

     [ ] b) By the registered agent whose name or business address has changed.
         The registered agent has mailed a copy of this statement to the organization.

9. If number 8(a) is checked, this statement may be signed by an officer, a manager, a partner, or an individual authorized by the organization. If number 8(b) is checked, this statement may be signed by the current registered agent on file with the Secretary of State.

     "As required by state law, I certify that the address of the registered office and the address of the registered agent's business office, as listed in number 5 above, is identical. I also certify the box checked in number 8 is authorized as noted. I also certify that I am authorized to sign this registered agent/office change and I know the information is correct."

     Porter Bros. Corporation

     By
       -------------------------------------------------------------------------
       Original signature                        Date



CONSENT OF NEWLY APPOINTED REGISTERED AGENT (Complete only if #4 above is completed)

10.  [ ] A North Dakota resident                              11.  Social Security or Federal ID # of registered agent
     |X| A corporation
     [ ] A limited liability company                          45-0309428
     [ ] A limited liability partnership


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

12. An individual appointed as a registered agent must sign a consent to serve in that capacity. When a corporation, a limited liability company, or limited liability partnership is named as registered agent, an officer or someone authorized by the organization may sign on behalf of the corporation, limited liability company, or limited liability partnership.

     "The undersigned, as the newly appointed registered agent, agrees to act as the registered agent for this organization until a change, or resignation, is submitted to a Secretary of State under the provisions of North Dakota law."

     Pringle & Herigstad, P.C.


     By     /s/Michael A. Bosh                                6/24/02
        ------------------------------------------------------------------------
       Original signature of registered agent named in number 4        Date

12.      Name of person to contact if questions about this document                                           Daytime telephone #

Michael A. Bosh                                                                                               701-852-0381


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